UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021 (November 4, 2021)

AMALGAMATED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 895-8988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 4, 2021, Amalgamated Financial Corp., a Delaware public benefit corporation (the “Company”), completed the issuance and sale of $85,000,000 aggregate principal amount of its 3.250% Fixed-to-Floating Rate Subordinated Notes Due 2031 (the “Notes”) at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Notes were offered pursuant to a prospectus supplement, dated November 4, 2021, to the prospectus, dated October 15, 2021, that forms part of the Company’s Registration Statement on Form S-3 (File No. 333-260076) which was filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with the Offering, the Company entered into an underwriting agreement, dated as of November 4, 2021 (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named in the Underwriting Agreement. The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $83,360,600. The Company intends to use the net proceeds of the Offering for general corporate purposes, including for funding the cash consideration to be paid in the Company’s acquisition of Amalgamated Investments Company and for ongoing working capital needs. The Underwriting Agreement contains customary representations, warranties, covenants, closing conditions, indemnification obligations and termination provisions.

The Notes were issued pursuant to a Subordinated Indenture, dated November 8, 2021 (the “Base Indenture”), between the Company and U.S. National Bank, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture relating to the Notes, dated November 8, 2021, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture governs the terms of the Notes. The Notes will mature on November 15, 2031. From and including the issue date to, but excluding, November 15, 2026 or the date of earlier redemption, the Notes will bear interest at an initial fixed rate of 3.250% per annum, payable semi-annually in arrears. From and including November 15, 2026 to, but excluding, the maturity date or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term Secured Overnight Financing Rate (SOFR) (as defined in the Indenture), plus a spread of 230 basis points, payable quarterly in arrears, provided, however, that, in the event that the then-current benchmark rate is less than zero, then the benchmark rate will be deemed to be zero.

The Notes are unsecured subordinated obligations of the Company. The Notes are not savings accounts or deposits of the Company or any of its subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. There is no sinking fund for the Notes. The Notes are subordinated in right of payment to the payment of the Company’s existing and future Senior Debt (as defined in the Base Indenture) and structurally subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other obligations, including the deposit liabilities and claims of other creditors of the Company’s bank subsidiary, Amalgamated Bank. The Notes are obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries.

The Company may, at its option, redeem the Notes in whole or in part on November 15, 2026 and on any interest payment date thereafter. The Company may also, at its option, redeem the Notes at any time, including prior to November 15, 2026, in whole but not in part, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (each as defined in the Supplemental Indenture) or if the Company is required to register as an investment company under the Investment Company Act of 1940, as amended. Any early redemption of the Notes will be subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to the extent then required under the rules of the Federal Reserve Board and will be at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date.

An event of default under the Notes will occur, and the payment of principal of the Notes may be accelerated, only in the event of certain limited events involving a receivership, conservatorship, insolvency, liquidation or similar proceeding. A payment failure under the Notes will occur if the Company fails to pay interest on the Notes for ninety (90) days after the payment is due, or if the Company fails to pay the principal of the Notes when due. There are no rights of acceleration of the payment of principal or interest of Notes upon such payment failure.

Neither the Notes nor the Indenture limit the amount of additional indebtedness or other liabilities, including Senior Debt, that the Company may incur. The Notes and the Indenture also do not contain any restrictions on paying dividends, selling assets, making investments or issuing or repurchasing other securities, or contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving the Company that may adversely affect its or its subsidiaries’ or affiliates’ credit quality.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes. Copies of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, including the form of Note which is attached as Exhibit A to the Supplemental Indenture, are filed herewith as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated into this Current Report on Form 8-K (this “Report”) by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information disclosed under Item 1.01 of this Report is incorporated herein by reference. In addition, on November 8, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 4, 2021, by and between the Company and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein
4.1	Subordinated Indenture, dated as of November 8, 2021, by and between the Company and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of November 8, 2021, by and between the Company and U.S. Bank National Association, as trustee, with respect to the 3.250% Fixed-to-Floating Rate Subordinated Notes Due 2031
4.3	Form of 3.250% Fixed-to-Floating Rate Subordinated Notes due 2031 (included in Exhibit 4.2)
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
99.1	Press Release of Amalgamated Financial Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Priscilla Sims Brown
Name:	Priscilla Sims Brown
Title:	President and Chief Executive Officer

Date: November 8, 2021